REGISTRATION NO. 33-
___________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                          BIRMINGHAM UTILITIES, INC.
            (Exact name of registrant as specified in its charter)


  Connecticut                                                 06-0878647
 (State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                      identification number)

  230 Beaver Street                                              06401
  Ansonia, Connecticut                                        (Zip Code)
(Address of Principal Executive Offices)


                         Birmingham Utilities, Inc.
                Stock Option Plan for Non-Employee Directors
                          (Full Title of the Plan)

                              PAUL V. ERWIN
                                 Treasurer
                          Birmingham Utilities, Inc.
                              230 Beaver Street
                          Ansonia, Connecticut  06401
                     (Name and address of agent for service)

                            (203) 735-1888
          (telephone number,including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

Title of      Amount to be    Proposed     Proposed     Amount of
Securities    Registered      Maximum      Maximum      Registration
to be                         Aggregate    Aggregate    Fee
Registered                    Ofering      Offering
                              Price Per    Price*
                              Share*
________________________________________________________________________
Common Stock,
no par value   40,000 shares  $11.00       $440,000     $151.72
_________________________________________________________________________

*Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of high and low prices of the Common Stock reported on the NASDAQ Small-Cap Market on July 12, 1995.
_________________________________________________________________________
This registration statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.


                                PART I
             Information Required in the Section 10(a) Prospectus

    The information required by Items 1 and 2 is not required to be filed as part of this Registration Statement.

                                PART II
             Information Required in the Registration Statement

Item 3. Incorporation of documents by reference.

   The following documents filed by Birmingham Utilities, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

   (1) the latest annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

   (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (1) above.

   (3) the description of the Company's Common Stock, no par value per share, contained in a registration statement filed under
        Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.

   Not applicable.


Item 5. Interests of Named Experts and Counsel.

   Not applicable.


Item 6. Indemnification of Directors and Officers by the Registrant.

    Pursuant to the statutes of the State of Connecticut, a director, officer or employee of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was a director, officer or employee. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director, officer or employee has been adjudged to have breached his duty to the corporation or where he did not act in good faith. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Section 33-320a of the Connecticut Stock Corporation Act. Article 9 of the registrant's by-laws provides that its shareholders, directors, officers and employees shall be indemnified to the extent allowed in
Section 33-320a of the Connecticut Stock Corporation Act. In addition, the Company maintains an insurance policy providing coverage for certain liabilities of directors and officers, including liabilities under the federal securities laws.


Item 7. Exemption from Registriation Claimed.

   Not applicable.


Item 8. Exhibits.

   See Exhibit Index.


Item 9. Undertakings.

   (a)  The undersigned registrant hereby undertakes:
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
             (i)   To include any prospectus required by
                   Section 10(a)(3) of the Securities Act of 1933;
             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
             (iii) To include any material information with respect
                   to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
        Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

The Registrant.   Pursuant to the requirements of the Securities Act of
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ansonia, State of Connecticut, on the 25th day of July, 1995.


                        BIRMINGHAM UTILITIES, INC.
                        (Registrant)



                         By /s/ Aldore J. Rivers
                            Aldore J. Rivers
                            Its duly authorized President




                          By /s/ Paul V. Erwin
                             Paul V. Erwin
                             Its duly authorized Treasurer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  SIGNATURES                    TITLE                    DATE

/s/ Edward G. Brickett*         Director                July 25, 1995
Edward G. Brickett

/s/ David Silverstone*          Director                July 25, 1995
David Silverstone

/s/ James E. Cohen*             Director                July 25, 1995
James E. Cohen

/s/ Aldore J. Rivers*           President               July 25, 1995
Aldore J. Rivers                and Director

/s/ Charles T. Seccombe*        Director                July 25, 1995
Charles T. Seccombe

/s/ Stephen P. Ahern*           Director                July 25, 1995
Stephen P. Ahern

/s/ Kenneth E Schaible*         Director                July 25, 1995
Kenneth E. Schaible

/s/ Betsy Henley-Cohn           Chairwoman of the       July 25, 1995
Betsy Henley-Cohn               Board of Directors



*Aldore J. Rivers, by signing his/her name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                                By /s/ Aldore J. Rivers

                                   Aldore J. Rivers
                                   Attorney-in-Fact


EXHIBIT INDEX

Exhibit
  No.
_______

4.1 Certificate of Incorporation of Birmingham Utilities, Inc. (incorporated by reference to Exhibit (3) of Birmingham
          Utilities, Inc. Annual Report on Form 10-K for the period ending December 31, 1994).

4.2 By-Laws of Birmingham Utilities, Inc. (incorporated by reference to Exhibit (3) of Birmingham Utilities, Inc. Annual Report on Form 10-K for the period ending December 31, 1994).

4.3       Amended and Restated Mortgage Indenture by and between The
          Ansonia Derby Water Company and The Connecticut National Bank as Trustee, dated as of August 9, 1991 (incorporated herein by reference to Exhibit (4)(i) of The Ansonia Derby Water Company's Annual Report on Form 10-K for the period ending December 31, 1991).

4.4 Commercial Term and Revolving Loan Agreement by and between Birmingham Utilities, Inc. and Fleet Bank, N.A., dated April 29, 1994 (incorporated herein by reference to Exhibit 10(1) of Birmingham Utilities, Inc.'s Quarterly Report on Form 10-Q, as amended, for the period ended June 30, 1994).

5 Opinion of Tyler Cooper & Alcorn, dated July 25, 1995, as to the legality of the original issuance of Common Stock offered under this Registration Statement.

23        Consent of Price Waterhouse, dated July 25, 1995.

23.1      Consent of Tyler Cooper & Alcorn (incorporated by reference to
          Exhibit 5 of this Registration Statement).

24 Attorney authorizing the signing of the Registration Statement and Amendments thereto on behalf of the Directors of Birmingham Utilities, Inc.

99 Birmingham Utilities, Inc. Stock Option Plan for Non-Employee Directors adopted by its Board of Directors on September 13, 1994.